UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2018

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emergent growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement.

OraSure Technologies, Inc. (the “Company”) previously announced that Ronald H. Spair, the Company’s Chief Financial Officer (“CFO”) and Chief Operating Officer, will retire in 2018 with a specific retirement date to be determined based on the timing for the Company’s appointment of a new CFO to replace Mr. Spair. In connection with the foregoing, on January 31, 2018, the Company and Mr. Spair entered into a retirement agreement (the “Retirement Agreement”) pursuant to which Mr. Spair will retire from the Company and resign as a member of the Board of Directors (the “Board”) on June 30, 2018 or such earlier date, as reasonably determined by the Board, following the appointment of a successor CFO. In addition, in recognition of Mr. Spair’s long service to the Company and in consideration of his performance of certain transitional services, the Retirement Agreement provides as follows:

i.	The unvested portions of stock options and time-vested restricted stock (“Restricted Stock”) awards received by Mr. Spair prior to the date of the Retirement Agreement will vest in full as of his retirement date.

ii.	The unvested portions of performance-vested restricted units (“PVRUs”) received by Mr. Spair prior to the date of the Retirement Agreement will vest in full three years after the grant date, subject to the satisfaction of performance measures applicable to such PVRUs, in accordance with the original terms of the relevant award agreement pursuant to which such PVRUs were granted to Mr. Spair, but without the requirement that Mr. Spair continue to be employed by the Company after his retirement date.

iii.	Mr. Spair will receive his normal annual equity award in 2018 for his performance during 2017 pursuant to the Company’s Long-Term Incentive Policy (“LTIP”) (“2018 LTIP Award”), with a grant date value at least equal to 140% of Mr. Spair’s base salary. Consistent with past practices, the 2018 LTIP Award will consist of 50% Restricted Stock and 50% PVRUs. The terms and conditions of the 2018 LTIP Award will be the same as the 2018 awards made to other senior executives under the LTIP, except that (a) the Restricted Stock portion of the award will vest on Mr. Spair’s retirement date and (b) the PVRUs will vest three years after the grant date, subject to the satisfaction of performance measures determined by the Board, but without the requirement that Mr. Spair continue to be employed by the Company after his retirement date.

iv.	Mr. Spair will receive a pro-rated bonus payment under the Company’s 2018 Incentive Plan equal to (a) 50% of his base salary, subject to adjustment to reflect actual bonus pool funding approved by the Board, multiplied by (b) the number of days Mr. Spair remains employed during 2018 to and including his retirement date, divided by 365.

v.	If after retirement Mr. Spair elects to receive continuation coverage under the Company’s group health plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and maintains such coverage for the full period permitted by law, he will have the right to elect to continue such coverage at his own cost and expense under the terms of the Company’s group health plan.

The foregoing description is qualified in its entirety by reference to the specific terms of the Retirement Agreement, a copy of which is attached as Exhibit 10.1 to this Report and incorporated by reference herein.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

Effective on January 31, 2018, Aradhana Sarin, M.D. was appointed as a new member of the Company’s Board of Directors. Ms. Sarin will serve as a Class II Director with an initial term expiring at the Company’s 2020 Annual Meeting of Stockholders. Ms. Sarin has also been appointed to serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) and Stock Award Plan, Ms. Sarin was granted an option to purchase 40,000 shares of the Company’s common stock with an exercise price equal to the mean between the high and low sales prices of the Company’s common stock on the date of her appointment. The foregoing option will vest on a monthly basis over the 24-month period following the grant date. Vesting will be accelerated in the event of a change in control involving the Company. Ms. Sarin will also receive fees and additional equity compensation pursuant to the Policy.

There are no arrangements or understandings between Ms. Sarin and any other person pursuant to which she was selected as a Director of the Company. Ms. Sarin does not have any familial relationship with any member of the Board or executive officer of the Company, and there are no transactions in which Ms. Sarin has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A press release announcing Ms. Sarin’s appointment to the Board is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

2018 LTIP Awards

As previously disclosed, 50% of annual equity awards under the Company’s Long-Term Incentive Policy, or LTIP, for the Company’s named executive officers (“NEOs”) consists of performance-vested restricted units which vest only if (i) the participant remains employed by the Company for three years following the date of grant and (ii) the performance criteria determined by the Committee and/or Board are met. The LTIP provides that the performance criteria for one-half of the performance-vested restricted units will be a compound annual growth target for consolidated net product sales for the three fiscal year period beginning with the year of award and the performance criteria for the remaining half will be an annual consolidated earnings per share target for the year of award (“EPS Target”).

With respect to the performance-vested awards to NEOs to be made in 2018 for performance during 2017, the Company’s Board of Directors has decided to adopt a pre-tax income target for 2018 instead of an EPS Target for the applicable portion of such awards. The Board took this action because of uncertainty regarding the impact of the Federal tax reform legislation promulgated at the end of 2017 on the Company’s financial performance for the 2018 fiscal year. The Board believes the pre-tax income target provides the same type of performance incentive as an EPS Target and avoids the uncertain impact of the tax reform legislation. This exception to the LTIP has only been adopted for the LTIP awards for NEOs to be made in 2018.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Retirement Agreement, dated as of January 31, 2018, between OraSure Technologies, Inc. and Ronald H. Spair.

99.1	Press Release, dated February 2, 2018, announcing the appointment of Aradhana Sarin, M.D. as a member of the Company’s Board of Directors.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: February 2, 2018	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

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